SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:
| | Preliminary Proxy Statement    |_| Confidential, for use of the Commission
|X| Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                            CPI AEROSTRUCTURES, INC.
______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       _______________________________________________________________________

   (2) Aggregate number of securities to which transaction applies:

       _______________________________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
       _______________________________________________________________________

   (4) Proposed maximum aggregate value of transaction:

       _______________________________________________________________________

   (5) Total fee paid:

       _______________________________________________________________________

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
       _______________________________________________________________________

   (2) Form, Schedule or Registration Statement No.:
       _______________________________________________________________________

   (3) Filing Party:
       _______________________________________________________________________

   (4) Date Filed:
       _______________________________________________________________________

---------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                            CPI AEROSTRUCTURES, INC.
                              200A Executive Drive
                            Edgewood, New York 11717
                                 (516) 586-5200


                    Notice of Annual Meeting of Shareholders
                           To Be Held On June 16, 1998


To the Shareholders of CPI Aerostructures, Inc.:

        You are cordially invited to attend the Annual Meeting of Shareholders ("Meeting") of CPI Aerostructures, Inc. ("Company") to be held at the executive offices of the Company, on Tuesday, June 16, 1998, at 10:00 a.m., for the following purposes, to consider and act upon the following matters:

        1.  To  approve  an  amendment  to  the   Company's   Certificate   of
            Incorporation to create a staggered Board of Directors;

        2. To elect four directors to hold office until the next annual meeting of shareholders or until their respective term expires in the event the shareholders approve Proposal 1 to create a staggered Board of Directors;

        3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 15,000,000 shares to 50,000,000 shares;

        4.  To  approve  an   amendment   to  the   Company's   Certificate   of
            Incorporation to authorize 5,000,000 shares of preferred stock;

        5.  To  approve  an   amendment   to  the   Company's   Certificate   of
            Incorporation to prohibit the taking of action by shareholders by written consent of less than all of the holders;

        6. To approve the adoption of the Company's 1998 Performance Equity Plan; and

        7. To transact such other business as may properly come before the Meeting and any and all adjournments thereof.

        Only shareholders of record at the close of business on May 1, 1998 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

        You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be appreciated.

                                By Order of the Board of Directors


                                Theodore J. Martines, Secretary

Edgewood, New York
May 12, 1998

                            CPI AEROSTRUCTURES, INC.
                              _____________________

                                 Proxy Statement
                              _____________________

                         Annual Meeting of Shareholders
                           to Be Held on June 16, 1998
                              ____________________

                This Proxy Statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual Meeting of Shareholders ("Meeting") to be held at the executive offices of the Company, 200A Executive Drive, Edgewood, New York 11717, on Tuesday, June 16, 1998, at 10:00 a.m., and at any and all adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the Meeting does not alone serve to revoke his or her proxy. Unless otherwise specified in the form of proxy, shares represented by proxies will be voted "FOR" the approval of the amendment to the Company's Certificate of Incorporation ("Charter") to create a Board of Directors with staggered terms of office described below under Proposal 1, "FOR" the election of the nominees described below under Proposal 2,"FOR" the approval of an amendment to the Charter to increase the number of shares of Common Stock authorized for issuance to 50 million shares described below under Proposal 3, "FOR" the approval of an amendment to the Charter to authorize the issuance of 5 million shares of preferred stock described below under Proposal 4, "FOR" the approval of an amendment to the Charter to prohibit the taking of action by shareholders by written consent of less than all of the holders described below under Proposal 5, "FOR" the adoption of the Company's 1998 Performance Equity Plan described under Proposal 6, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the Meeting and any adjournments thereof. In such unanticipated event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                This Proxy Statement, the accompanying Notice of Meeting of Shareholders, the Proxy and the Annual Report to Shareholders for the year ended December 31, 1997, are expected to be mailed commencing on or about May 12, 1998, to shareholders of record on May 1, 1998 ("Record Date"). All costs of this solicitation are to be borne by the Company.

                                VOTING SECURITIES

                The Board of Directors has fixed the close of business on May 1, 1998, as the Record Date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting or any and all adjournments thereof. As of the Record Date, the Company had issued and outstanding 7,945,342 shares of Common Stock, the Company's only class of voting securities outstanding. Each shareholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the Record Date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy. The election of directors requires a plurality of votes cast at the Meeting with respect to the election of directors. "Plurality" means that the four nominees who receive the largest number of votes cast "FOR" will be elected as directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Each of the proposals to amend the Charter requires the affirmative vote of a majority of all of the outstanding shares of the Company's Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. All other matters to be voted on will be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. On any such matter, abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth certain information as of the Record Date, with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer whose compensation exceeded $100,000 in the year ended December 31, 1997, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

                                                                                    Beneficial Shares            Percent of
Name and Address of Beneficial Owner (1)                                                Owned(2)                   Class
-----------------------------------------                                              ----------                 ------
Arthur August.................................................................        1,125,248(3)                 13.8%
Daniel Liguori ...............................................................        1,000,000(4)                 11.2%
Theodore J. Martines..........................................................          270,000(5)                  3.4%
Walter Paulick................................................................           30,000(6)                    *
Kenneth McSweeney.............................................................           20,000(7)                    *
All Directors and Executive Officers                                                  1,475,248(8)                 17.6%
as a group (five persons).....................................................

---------------------------------

*       Less than 1%

(1) The address of each person is c/o CPI Aerostructures, Inc., 200A Executive Drive, Edgewood, New York 11717.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of warrants or or options.

(3) Includes 205,248 shares of Common Stock underlying options. Excludes (i) an aggregate of 120,000 shares of Common Stock owned by Mr. August's children or held in trust for Mr. August's grandchildren and 9,000 shares of Common Stock owned by Mr. August's wife, of which Mr. August disclaims beneficial ownership, and (ii) 44,752 shares of Common Stock underlying options which become exercisable on January 1, 1999.

(4) Represents the aggregate number of shares which are issuable upon conversion of the promissory note issued to Mr. Liguori in connection with the Company's recent acquisition. See "Certain Relationships and Related Transactions."

(5) Includes 155,000 shares of Common Stock underlying options. Excludes 75,000 shares of Common Stock owned by Mr. Martines' wife and an aggregate of 70,000 shares of Common Stock held in trust for his children and grandchildren, of which Mr. Martines disclaims beneficial ownership.

(6) Represents 30,000 shares of Common Stock underlying options.

(7) Includes 5,000 shares of Common Stock underlying options.

(8) Includes those shares of Common Stock deemed to be included in Messrs. August, Martines, Paulick and McSweeney's respective beneficial ownership as disclosed in notes 3, 5, 6 and 7 above. Also includes 30,000 shares of Common Stock underlying options held by Edward J. Fred, Chief Financial Officer of the Company.



                                   PROPOSAL 1:
                    TO APPROVE AN AMENDMENT TO THE CHARTER TO
                      CREATE A STAGGERED BOARD OF DIRECTORS

        The Board of Directors has unanimously approved, and recommends that the shareholders consider and approve, the proposal to amend the Charter to provide for a Board of Directors of three classes, each class as nearly equal as possible, serving staggered terms of three years, after expiration of an initial term which for two classes will be less than three years, with one class being elected each year. Assuming shareholder approval of this proposal, the terms of the nominees for election to the Board of Directors would be staggered as recommended in Proposal 2, and the shareholders would vote for the nominees for the terms set forth in Proposal 2.

        In order to establish three staggered classes after approval of this proposal, certain of the directors elected at the annual meeting would serve initial terms of less than three years: the term of one director (Class I) would terminate at the annual meeting of shareholders to be held during 1999, the term of one director (Class II) would terminate at the annual meeting of shareholders to be held during 2000 and the term of two directors (Class III) would terminate at the annual meeting of shareholders to be held during 2001.

        There is no cumulative voting in the election of directors; therefore, a plurality of the votes cast at a meeting for directors of a class would elect all the directors of that class. The provision for staggered terms will apply to every election of directors, whether or not a change in a majority of the Board of Directors arguably might be beneficial to the Company and its shareholders and whether or not shareholders holding a majority of the then outstanding shares of Common Stock believe that such a change might be desirable. In the event of a vacancy in any of the classes, the Board of Directors may fill the vacancy until the next annual meeting of shareholders.

        The staggered terms of the Board of Directors will have the effect of making it more difficult to change the overall composition of the Board. At least two shareholders' meeting will be required for shareholders to effect a change in a majority of the Board of Directors. Currently, by operation of the New York Business Corporation Law and the Charter of the Company, as it would otherwise be in effect, only one meeting of shareholders would be required to effect a change in the majority of the Board of Directors. Although there has been no problem in the past with the continuity or stability of the Board of Directors, the Board believes that the longer time required to elect a majority of a staggered Board of Directors will help assure continuity and stability in the management of the business and affairs of the Company in the future, because a majority of the Board of Directors at any given time will have prior experience as directors of the Company. A staggered Board of Directors may also provide additional time to review any proposal for a business combination, corporate restructuring, or other significant transactions and the alternatives to such transactions. Accordingly, there would be a greater opportunity to assure that the interests of the shareholders of the Company are protected to the maximum extent possible.

        The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Charter. Unless otherwise specified, the proxies solicited by the Company will be voted "FOR" the approval of the amendment to the Charter. The proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of New York.

        If the shareholders of the Company fail to approve this proposal, the current provisions of the Charter and the New York Business Corporation Law will continue to govern.

        The Board of Directors unanimously recommends that shareholders vote "FOR" the approval of the amendment to the Charter to provide for three-year staggered terms for the Board of Directors.



                                   PROPOSAL 2:
                              ELECTION OF DIRECTORS

        The Company's Board of Directors is comprised of four directors. If the proposed amendment to the Company's Charter providing for a staggered Board of Directors divided into three classes, as described under Proposal 1 above, is adopted, one director each will be elected for a term expiring at the annual meeting of shareholders to be held during 1999 (Class I) and 2000 (Class II) and two directors will be elected for a term expiring at the annual meeting of shareholders to be held during 2001 (Class III). Kenneth McSweeney, Walter Paulick and Theodore Martines and Arthur August, all currently directors of the Company, have been nominated by the Board of Directors to serve as directors in Class I, Class II and Class III, respectively. Upon the expiration of the initial terms of the directors in each class, their successors will be elected for terms of three years. Those nominees for director in each class receiving a plurality of the votes cast at the Meeting for directors for such class will be elected.

        Unless authority is withheld, the proxies solicited by the Board of Directors will be voted "FOR" the election of directors of the four nominees named above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. If Proposal 1 is not approved by the shareholders, all nominees elected as directors will hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

        Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

Information About Director Nominees

        Set forth below is certain information, as of the Record Date, concerning each nominee for director.

Name                                                            Age        Position
------------------------------------                            ---        ---------
Arthur August...........................................        63         Chairman of the Board of Directors, President
                                                                           and Chief Executive Officer

Theodore J. Martines*...................................        65         Executive Vice President, Secretary,
                                                                           Treasurer and Director

Walter Paulick*.........................................        51         Director

Kenneth McSweeney*......................................        66         Director

--------------

     *   Member of both the Compensation Committee and the Audit Committee.

         Arthur August, a founder of the Company, has been the Chairman of the Board, President and Chief Executive Officer of the Company since January 1980. From 1956 to 1979, Mr. August was employed by Northrop Grumman Corporation ("Grumman"), an aerospace products manufacturer, where he last held the position of Deputy Director. Mr. August holds a degree in Aeronautical Engineering from the Academy of Aeronautics, a B.S. degree in Industrial Management from C. W. Post College, a Masters degree in Engineering from New York University and is a graduate of the Program for Management Development at the Harvard Graduate School of Business.

     Theodore J. Martines has been the Executive Vice President, Secretary, Treasurer and a director of the Company since December 1984. From 1957 to 1983, Mr. Martines was employed by Grumman, where he last held the position of Director of Contracts and Business Analysis. From 1955 to 1957, Mr. Martines was employed by Sperry (Unisys) Corp. as a design engineer. Mr. Martines holds a degree in Mechanical Engineering from Stevens Institute of Technology and an MBA degree from Adelphi University.

         Walter Paulick has been a director of the Company since April 1992. Mr. Paulick is currently a self employed financial consultant. From 1982 to November 1992, Mr. Paulick was a Vice President of Parr Development Company, Inc., a real estate development company. From 1980 to 1982, Mr. Paulick was employed by Key Bank, where he last held the position of Vice President. From 1971 to 1980, Mr. Paulick was a Vice President of National Westminster U.S.A.

         Kenneth McSweeney has been a director of the Company since February 1998. He has also provided various consulting services to the Company on a per diem basis since January 1995. Mr. McSweeney is currently an independent consultant to various aerospace corporations. From 1961 to 1995, Mr. McSweeney served in various management positions for Grumman, most recently as the Vice President of their Aerostructures Division and a Director of Business Development for the Middle East. Mr. McSweeney has extensive experience in aerostructures and logistics support products and is a licensed professional engineer in New York State. He holds a Bachelors and Masters of Science Degrees in Electrical Engineering from the Polytechnic Institute of Brooklyn and a Masters in Business Management from C.W. Post College. He also completed the Executive Development Program at the Cornell School of Business and Public Administration.


         The Board of Directors unanimously recommends that shareholders vote "FOR" the election of each of the nominees named above.

Board of Directors Compensation

         Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings and stock options issued to the Company's two non-employee directors. Mr. Paulick received five-year options to purchase 10,000, 5,000 and 5,000 shares of Common Stock in 1995, 1996 and 1998 exercisable at $1.00, $2.00 and $2.31 per share, respectively. Mr. Paulick also received two five-year options in 1997, each to purchase 5,000 shares at exercise prices of $2.06 and $1.81 per share, respectively. Mr. McSweeney received five-year options to purchase 5,000 shares of Common Stock in 1998 at an exercise price of $2.31 per share.

Executive Officers and Board of Directors Meetings and Committees

         Officers are appointed by and serve at the discretion of the Board of Directors. In addition to the executive officers described above in "Information About Director Nominees," Mr. Edward J. Fred (age 39) is also an executive officer of the Company. Mr. Fred was Controller of the Company from February 1995 to April 1998, when he was appointed as Chief Financial Officer. For approximately ten years prior to joining the Company, Mr. Fred served in various positions for the international division of Grumman, where he last held the position of Controller.

         The Company held two meetings of the Board of Directors 1997 and took action by unanimous written consent in lieu of a meeting on nine occasions. Messrs. Martines, Paulick and McSweeney serve on the Company's Compensation Committee, which reviews and approves the compensation to be paid to certain officers of the Company. Messrs. Paulick (Chairman), Martines and McSweeney also serve on the Company's Audit Committee. The Compensation Committee and the Audit Committee each held one meeting during 1997. No member of the Board of Directors attended fewer than 75% of the total number of meetings of the Board and committees thereof upon which he served during 1997.

Executive Compensation

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal years ended December 31, 1997, 1996 and 1995, by the Company's Chief Executive Officer and the Company's only other executive officer whose total compensation exceeded $100,000.



                           SUMMARY COMPENSATION TABLE
================================================================================================================================
                                                                                                                        Long-Term
                                                                                 Annual Compensation                  Compensation
      Name and Principal Position                   Year                     Salary                 Bonus              Securities
                                                                               ($)                   ($)               Underlying
----------------------------------------           -----                      -----                 -----              Options(#)
Arthur August,                                      1997                     294,730              22,500                 200,000
   President and Chief Executive                    1996                     271,148              12,611                       0
   Officer                                          1995                     256,281                   0                  50,000

Theodore J. Martines,                               1997                     172,145               9,000                 115,000
   Executive Vice President                         1996                     164,211               5,044                       0
                                                    1995                     153,988                   0                  40,000
=======================================  ==========================  ======================= =================== ==================



                        OPTION GRANTS IN LAST FISCAL YEAR
===================================================================================================================================
                                Percent of Total
                                                         Options Granted to          Exercise or Base
                                  Options Granted        Employees in Fiscal        Options Granted to
            Name                      (#)(1)                    Year                   Price ($/SH)             Expiration Date
-------------------------        -----------------       -------------------       ---------------------        ---------------
Arthur August                          5,870                    1.5%                       2.06                     2/03/02
                                       44,130                   11.2%                      2.27                     2/03/02
                                      100,000                   25.5%                      1.99                     5/21/02
                                       50,000                   12.7%                      1.99                     5/21/02

Theodore J. Martines                   40,000                   10.2%                      2.06                     2/03/02
                                       75,000                   19.1%                      1.81                     5/21/02
===========================   ======================= =========================  ========================= =======================


(1) The options were granted under the Company's 1992 Employee Stock Option Plan ("1992 Plan") and 1995 Employee Stock Option Plan ("1995 Plan") and to the extent such options are within the limitations allowable under Section 422 of the Internal Revenue Code of 1986, as amended, they are intended to qualify as incentive stock options ("ISO's"). The options are non-assignable. Options granted to employees must be exercised within three months after termination of employment (other than by death or disability). All of the options granted to Mr. August are currently exercisable except for the grant of 44,752 options which become exercisable in 1999. All of the options granted to Mr. Martines are currently exercisable.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY END OPTION/SAR VALUES
===================================================================================================================================
                                                                                                                     Value of
                                                                                          Number of                Unexercised
                                                                                         Unexercised               In-The-Money
                                                                                          Options at                 Options
                                                Shares                                      FYE(#)                  at FYE at
                                              Acquired on            Value               Exercisable/              Exercisable/
                  Name                       Exercise (#)           Realized            Unexercisable             Unexercisable
--------------------------                   --------------        ----------           --------------            -------------
Arthur August                                     -0-                 -0-                 250,000/-0-             $128,983/-0-

Theodore J. Martines                              -0-                 -0-                 155,000/-0-              $97,575/-0-
==========================                =================== ==================== ========================  ======================


Employment Agreements

         Messrs. August and Martines are employed by the Company as Chairman of the Board, President and Chief Executive Officer; and Executive Vice President, Secretary and Treasurer; respectively, pursuant to employment agreements which expire on September 15, 1998. The employment agreements, entered into effective September 16, 1995, provide Messrs. August and Martines with annual base salaries of $251,942, and $157,464, respectively, during the first year, which increased at a rate of 8% per annum in each of the second and third years.
Pursuant to their employment agreements, Mr. August and Mr. Martines are entitled to receive an annual bonus equal to 2.5% and 1%, respectively, of the Company's net income for the years ending December 31, 1995, 1996 and 1997 and for the period January 1, 1998 through September 15, 1998. No bonuses were paid for the year ended December 31, 1995, bonuses of $12,611 and $5,044 were paid to Messrs. August and Martines, respectively, for the year ended December 31, 1996, and bonuses of $22,500 and $9,000 were paid to Messrs. August and Martines, respectively, for the year ended December 31, 1997. The agreements provide that the employees will not compete with the Company during the term of employment with the Company and for a period of one year thereafter. The agreements also provide that the Company will maintain hospital and health insurance benefits for the employees following retirement.

Employee Benefit Plans

         On February 1, 1991, the Board of Directors adopted a Qualified Sick Pay Plan ("QSP Plan") which covers full-time executive officers and managers. The QSP Plan provides covered employees with an income during periods of disability due to sickness or injury and is funded through the purchase of disability income insurance policies.

         On September 11, 1996 the Company adopted a fully-qualified voluntary 401(k) Employees Savings Plan. Employee contributions to the plan commenced on October 1, 1996. The plan permits the Company to make voluntary contributions for the account of its employees. On January 17, 1997, the Company made a contribution to the Plan, which has been accounted for as an expense during fiscal 1996.

Stock Options

1998 Equity Performance Plan

         On April 27, 1998, the Board of Directors adopted the 1998 Performance Equity Plan ("1998 Plan"), subject to shareholder approval. See discussion under Proposal 6 for details of the 1998 Plan.

1995 Employee Stock Option Plan

        The 1995 Plan currently authorizes the grant of options to purchase up to 600,000 shares. Under the terms of the 1995 Plan, options may be granted in the form of incentive stock options ("ISO's") and non-qualified options. The exercise price of ISO's may not be less than the fair market value of a share of Common Stock on the date of grant. Options to purchase an aggregate of 10,000 shares of Common Stock remain eligible for the grant of options under the 1995 Plan. Options have been granted under the 1995 Plan at exercise prices ranging from $1.06 to $3.00 per share. Options issued under the 1995 Plan include five-year options to purchase an aggregate of 250,000 shares of Common Stock, to Arthur August, Chairman of the Board of Directors, President and Chief Executive Officer; five-year options to purchase 40,000 shares of Common Stock to Theodore
J. Martines, Executive Vice President; five-year options to purchase an aggregate of 75,000 shares of Common Stock to Stanley Wunderlich, a former director; five-year options to purchase 10,000 shares of Common Stock to Walter Paulick, a director; and five-year options to 14 non-executive officer employees to purchase an aggregate of 143,400 shares of Common Stock.

1992 Employee Stock Option Plan

       The Company's 1992 Plan authorizes the grant of options to purchase up to 250,000 shares. Under the terms of the 1992 Plan, options may be granted in the form of ISO's and non-qualified options. The exercise price of ISO's may not be less than the fair market value of a share of Common Stock on the date of grant. Options to purchase an aggregate of 12,836 shares of Common Stock remain eligible for the grant of options under the 1992 Plan. Options have been granted at exercise prices ranging from $1.00 to $3.00 per share. Options issued under the 1992 Plan include 40,000 shares held by Theodore Martines, Executive Vice President, exercisable at $1.31 per share and 75,000 shares exercisable at $1.81 per share; 10,000 shares held by Walter Paulick, a director, exercisable at $1.00 per share and 5,000 shares exercisable at $2.00 per share.

Other Options

         In October 1994, the Company granted an option to purchase 10,000 shares at $3.00 per share (as amended) to a consultant. On January 26, 1995, the Company granted an option to purchase 120,000 shares of Common Stock at $3.00 per share to an investment banking firm in consideration of business consulting services to be performed for the Company. This option was cancelled in April 1996, because of the firm's non-performance and is currently the subject of a lawsuit. An option to purchase 20,000 shares of Common Stock at $2.00 per share was issued to the Company's former outside general counsel in April 1995.

Certain Relationships and Related Transactions

         Stanley Wunderlich was a director of the Company from November 1995 until February 1, 1998, when he resigned. As of January 1, 1996, the Company entered into a consulting agreement with Mr. Wunderlich which terminated on December 31, 1997. The Company and Mr. Wunderlich entered into a new consulting agreement on January 1, 1998 which terminates on December 31, 1999, unless sooner terminated on sixty days notice of either party. Pursuant to the agreement, Mr. Wunderlich provides the Company with financial advisory consulting services including, but not limited to, assisting with financial public relations, arranging meetings with securities analysts and money managers, rendering advice with regard to possible changes in the capitalization or corporate structure of the Company, and advising the Company in connection with potential mergers or acquisitions. In consideration for these services, Mr.

Wunderlich is compensated at the rate of $1,000 per month and was granted five-year options to purchase 75,000 shares of Common Stock exercisable at $2.50 per share.

          In October 1997, the Company, through its wholly owned subsidiary, Kolar, Inc. ("Kolar"), acquired substantially all of the assets of a precision machining and assembly manufacturer ("Seller") located in Ithaca, New York. Daniel Liguori, President of Kolar, was the sole shareholder of the Seller. The purchase price of the assets consisted of a cash payment of $9 million dollars and the issuance by Kolar of a promissory note in the principal amount of $4 million dollars. The note is convertible at the option of the holder at any time after February 14, 1998 into one million shares of the Common Stock of the Company. The note is secured by the assets of Kolar, subordinate to the first lien held by The Chase Manhattan Bank. Interest on the note is payable monthly at the rate of 8% per annum until its maturity date of December 31, 2001, when all principal and interest is due and payable. The Company guaranteed the repayment of the note and pledged its shares of Kolar to secure such guaranty. The Company also purchased the land and buildings occupied by the Seller, which were owned by Mr. Liguori, for an additional $1,500,000 in cash. Mr. Liguori is employed as President of Kolar pursuant to a three-year employment agreement expiring October 9, 2000 providing for an annual base salary of $150,000. The term of the agreement may be extended, at Mr. Liguori's election, for three years unless earlier terminated for cause. The agreement provides Mr. Liguori will not compete with Kolar during his term of employment, and for a period of three years thereafter.

Compliance with 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the fiscal year ended December 31, 1997, all the Company requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Mr. August filed a late Form 5.

                                   PROPOSAL 3:
                   TO APPROVE THE AMENDMENT TO THE CHARTER TO
              INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

         The Company currently is authorized by its Charter to issue 15,000,000 shares of Common Stock, par value $.001 per share. As of the Record Date, 7,945,342 shares of Common Stock were outstanding and the Company has reserved an aggregate of 2,954,704 shares of Common Stock for issuance under the 1992 Plan and 1995 Plan and upon exercise of the other convertible securities. As further discussed herein, while the Board of Directors believes that there is an adequate number of authorized shares of Common Stock under its Charter for management to be able to meet the Company's current obligations, the Board of Directors believes that the current number of authorized shares of Common Stock is inadequate for the Company's long-term growth and development. Accordingly, the Board of Directors proposes to amend the Charter to increase the authorized number of shares of Common Stock by an additional 35,000,000 shares of Common Stock to 50,000,000 shares of Common Stock.

Reason for the Proposal

         The Board of Directors believes approval of the amendment to the Charter is in the best interests of the Company and its shareholders to give the Board flexibility in the future to authorize the issuance of shares for financing the Company's business, acquiring other businesses and forming strategic partnerships and alliances. In addition, the increased number of authorized shares of Common Stock may be used for stock dividends, stock splits, director and employee stock option plans (including the 1998 Plan for which shareholder approval is being sought at the Meeting) and other employee benefit plans.

         The additional shares of Common Stock, if so authorized, could be issued at the discretion of the Board of Directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital for the Company, and other corporate purposes. The Company believes that the proposed amendment to the Charter will provide several long-term advantages to the Company and its shareholders. Shares of Common Stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company.

        The Company believes that its recent acquisition of Kolar was a positive step toward increasing revenue growth and widening its core base of business and that other synergistic acquisitions are available to it. The increase in authorized shares will allow the Board of Directors of the Company to consider and, if determined to be in the best interests of the shareholders, take advantage of any such acquisition opportunities. Although the Company has, from time to time, identified potential candidates for acquisitions, and officers of the Company have met with the management of certain companies to discuss possible acquisitions, the Company is currently not a party to any agreements in principle, any commitments or similar arrangements involving potential acquisitions, and the Company is not currently involved in any negotiations involving potential acquisitions. In addition, the flexibility vested in the Company's Board of Directors to authorize the issuance and sale of authorized but unissued shares of Common Stock could enhance the Board of Director's bargaining capability on behalf of the Company's shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares.

         Other than limited provisions in the Company's By-laws, the Company does not have in place provisions which may have an anti-takeover effect. At this Meeting, the shareholders are being asked to consider to approve proposals
(i) to stagger the terms of the Board of Directors; (ii) increase number of authorized shares of Common Stock; (iii) authorize a class of preferred stock; and (iv) prohibit the taking of action by shareholders by written consent of less than all holders. The Company's By-laws provide for 120 days written notice of any shareholder proposals or shareholder board nominations. In addition, the By-laws of the Company were amended to eliminate the ability of the shareholders to remove a director without cause and to call a special meeting without the approval of the Board of Directors. Neither the proposal to increase the number of authorized shares of Common Stock nor the other proposals or amendments to the Company's By-laws were the result of the Company's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board of Directors' representation.

         The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of the Common Stock. However, in the event additional shares are issued in transactions whereby favorable business opportunities are provided and allow the Company to pursue its business plans, the market price may increase.

Description of Common Stock

         The holders of Common Stock of the Company are entitled to one vote for each share held of record on all matters to be voted on by the shareholders of the Company. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock of the Company voted in an election of directors can elect the directors of the Company. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the shares of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the approval of the proposal to amend the Company's Charter to increase the authorized number of shares of Common Stock.

                                   PROPOSAL 4:
                            TO APPROVE THE AMENDMENT
                        TO THE CHARTER TO AUTHORIZE UP TO
                       5,000,000 SHARES OF PREFERRED STOCK

         The Board of Directors has unanimously adopted and submitted to the shareholders for approval an amendment to the Charter ("Preferred Stock Amendment") to authorize the issuance by the Company of up to 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders. Although it has no present plans or commitments to issue any shares of Preferred Stock, the Company believes that the availability of such a security may prove useful in connection with financing the capital needs of the corporation, employee incentive or compensation plans, or other purposes. Similar to the provision for the increase in the authorized number of shares of Common Stock, the flexibility vested in the Company's Board of Directors would, in particular, allow the Company to consider and, if in the best interests of the shareholders, take advantage of acquisition opportunities. The authorization will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares.

     The Preferred Stock will have such designations, preferences, and dividend conversion, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations and restrictions as are determined by the Board of Directors. Thus, if the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 5,000,000 shares of Preferred Stock in one or more series with such rights, limitations and restrictions as may be determined in the Board's sole discretion, without the expense and delay of a special shareholders' meeting, except as may be required by applicable law or stock market or exchange requirements. Many other public companies have authorized a class of preferred stock with similar features.

         The authorization of the shares of Preferred Stock will not, by itself have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of Preferred Stock could,
depending  upon  the  Board  of  Directors   determination  of  the  rights  and
preferences of the series of Preferred Stock (i) restrict the payment of dividends to holders of the Common Stock; (ii) dilute voting power of the holders of Common Stock to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilute the equity interests and voting power of the holders of Common Stock if the Preferred Stock is convertible into Common Stock; and (iv) restrict the distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock. The Board of Directors is required by New York law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company.

         Other than limited provisions in the Company's By-laws, the Company does not have in place provisions which may have an anti-takeover effect. At this Meeting, the shareholders are being asked to consider to approve proposals
(i) to stagger the terms of the Board of Directors; (ii) increase number of authorized shares of Common Stock; (iii) authorize a class of Preferred Stock; and (iv) prohibit the taking of action by shareholders by written consent of less than all holders. The Company's By-laws provide for 120 days written notice of any shareholder proposals or shareholder board nominations. In addition, the By-laws of the Company were amended to eliminate the ability of the shareholders to remove a director without cause and to call a special meeting without the approval of the Board of Directors. Neither the proposal to create a class of Preferred Stock nor the other proposals or amendments to the Company's By-laws were the result of the Company's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board of Directors' representation.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the meeting is required for approval of the adoption of the Preferred Stock Amendment.

         The Board of Directors unanimously recommends that shareholders vote "FOR" the approval of the Preferred Stock Amendment.



                                   PROPOSAL 5:
                    TO APPROVE AN AMENDMENT TO THE CHARTER TO
                  PROHIBIT THE TAKING OF ACTION BY SHAREHOLDERS
                   BY WRITTEN CONSENT OF LESS THAN ALL HOLDERS

         The Board of Directors has unanimously approved an amendment to the Charter, subject to shareholder approval, which would require that all shareholder action by written consent be by all the shareholders entitled to vote thereon. Although prior to the February 1998 amendments to the New York Business Corporation Law ("BCL"), the BCL did not specifically provide for a mechanism by which the shareholders of corporation organized under New York could take action by written consent of less than all of the holders of the outstanding shares of Common Stock, the Company's Charter currently contains a provision which provides that shareholders may take action by written consent of the holders of shares of outstanding Common Stock having the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders. The Board of Directors recommends that the Company's Charter be amended to change this provision to require that all action by shareholder written consent must be taken upon consent of all the shareholders entitled to vote on the proposal.

         The adoption of this amendment would eliminate the ability of the Company's shareholders to act by written consent in lieu of a meeting unless all the shareholders approve the action by unanimous written consent. It is intended to prevent solicitation of consents by shareholders seeking to effect changes without giving all of the Company's shareholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered. The proposed amendment would prevent a shareholder who controls a large block of the Common Stock of the Company from using the written consent procedure to take shareholder action unilaterally.

         The Board of Directors does not believe that the elimination of a simple majority shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company. Nevertheless, the effect of this proposal may be to make more difficult, or delay, certain actions by a person or group acquiring a substantial percentage of the Common Stock of the Company, even though such actions might be desired by, or beneficial to, the holders of a majority of the Common Stock of the Company.

         This amendment will ensure that all shareholders will have advance notice of any attempted major corporate action by shareholders, and that all shareholders will have an equal opportunity to participate in the written consent at a meeting where such action is being considered. It should also reduce the possibility of disputes or confusion regarding the validity of purported shareholder action and also encourage potential acquirors to negotiate directly with the Board of Directors.

         The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the proposal to amend the Company's Charter to prohibit the taking of action by shareholder written consent by less than all the holders and require that shareholder action by written consent be permitted only by unanimous written consent of all holders.

                                   PROPOSAL 6:
                   TO APPROVE THE 1998 PERFORMANCE EQUITY PLAN

         On April 27, 1998, the Board of Directors unanimously adopted the 1998 Plan, subject to shareholder approval. The 1998 Plan provides for the grant of options  to  purchase  up to  1,000,000  shares  of  Common  Stock to be made to
employees,   officers,   directors  and  consultants  of  the  Company  and  its
subsidiaries. The 1998 Plan is intended to assist the Company and its subsidiaries in attracting, retaining and motivating employees, officers, directors and consultants of particular merit. The Company has two stock option plans which have an aggregate of 22,836 shares of Common Stock available for the grant of options. The Board of Directors does not believe that such remaining amount under these plans is sufficient to carry out its compensation policy designed to attract and retain employees, directors and consultants who contribute to the Company's success. As of the date hereof, no options have been granted under the 1998 Plan.

         Although the Company believes that all material provisions of the 1998 Plan have been set forth in this Proxy Statement, this summary does not discuss all the elements of the 1998 Plan and is qualified in its entirety by reference to the text of the 1998 Plan, a copy of which is attached to this proxy as Annex I and is incorporated herein by reference.

         The Board of Directors unanimously recommends that shareholders vote "FOR" the approval of the 1998 Plan.

Summary of the 1998 Plan

Administration

         The 1998 Plan is administered by the Board of Directors or by a committee ("Committee") appointed by the Board of Directors, whose members will serve at the pleasure of the Board of Directors. If no Committee is so designated, then the 1998 Plan will be administered by the Board of Directors. The Board of Directors or, if appointed, Committee, has full authority, subject to the provisions of the 1998 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) other stock-based awards (collectively, "Awards").

         Subject to the provisions of the 1998 Plan, the Board of Directors or the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Option, Restricted Stock, etc.), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Board of Directors or the Committee of any provisions of, and the determination of any questions arising under, the 1998 Plan or any rule or regulation established by the Board of Directors or the Committee pursuant to the 1998 Plan will be final, conclusive and binding on all persons interested in the 1998 Plan.

Shares Subject to the Plan; General Terms

         The 1998 Plan authorizes the granting of Awards the exercise of which would allow up to an aggregate of 1,000,000 shares of Common Stock of the Company to be acquired by the Holders of said Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 1998 Plan, the number of shares of Common Stock authorized by the 1998 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding shares of Common Stock resulting from a stock dividend, stock split, reverse stock split and certain other changes affecting all the shares of Common Stock of the Company, as a whole. If any Award granted under the 1998 Plan is forfeited or terminated, the shares of Common Stock of the Company that were available pursuant to such Award will again be available for distribution in connection with Awards subsequently granted under the 1998 Plan.

         Any equity security granted pursuant to the 1998 Plan must be held for six months from the date of grant or in the case of an option, at least six months must elapse from the date of acquisition of the option to the date of disposition of the option (other than upon exercise or conversion) or its underlying equity security.

Eligibility

         Subject to the provisions of the 1998 Plan, Awards may be granted to key employees, officers, directors, consultants and other persons who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Options (as hereinafter defined) may be awarded only to persons who, at the time of such awards, are employees of the Company or its subsidiaries.

Types of Awards

         Options. The 1998 Plan provides both for "incentive stock options" ("Incentive Options") as defined in Section 422 of the Code, and for options not qualifying as Incentive Options ("Non-qualified Options"), both of which may be granted with any other stock-based award under the 1998 Plan. The Board or the Committee will determine the exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option (collectively, "Options"). The exercise price of an Option may not be less than 100% of the fair market value on the last trading day before the date of the grant (or in the case of an Incentive Option granted to a person possessing at the time of grant more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value).

         The Board or the Committee determines when Options are to be granted and when they may be exercised. However, an Incentive Option may be granted only within a ten-year period commencing on April 27, 1998 and may be exercised only within ten years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary). Subject to any limitations or conditions of the 1998 Plan and the Board or the Committee may impose, Options may be exercised, in whole or in part, during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock of the Company to be purchased. Such notice must be accompanied by payment in full of the purchase price in cash, or at the Company's discretion, in securities of the Company, or any combination thereof. Options granted under the 1998 Plan are exercisable only by the Holder during his or her lifetime. The Options granted under the 1998 Plan may not be transferred other than by will or by the laws of descent and distribution.

         Generally, if the Holder received an option as an employee of the Company or a subsidiary, no Option, or any portion thereof, granted under the 1998 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Option was granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Option will be fully vested and the Holder may still exercise his or her Option for a period of one year (or such other lesser period as the Board or the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Option, whichever period if shorter. Similarly, should a Holder die while in the employment of the Company or a subsidiary, the Option will be fully vested on the date of death and his or her legal representative or legatee under his or her will may exercise the decedent Holder's Option for a period of one year from death (or such other greater or lesser period as the Board or the Committee specifies at the time of grant) or until the expiration of the stated term of the Option, whichever is shorter. Further, if the Holder's employment is terminated without cause or due to normal retirement (upon attaining the age of 65), then the portion of any Option that has vested by the date of such retirement or termination may be exercised for the lesser of three months after retirement or the balance of the Option's term.

         Stock Appreciation Rights. The Board or the Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the 1998 Plan or may grant SARs on a free-standing basis. In conjunction with Non-qualified Options, SARs may be granted either at or after the time of the grant of such Non-qualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or shares of Common Stock of the Company, as determined by the Board or the Committee) equal to the excess fair market value of one share of Common Stock of the Company over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR.

         Restricted Stock Awards. The Board or the Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 1998 Plan. The Board or the Committee shall determine the restricted period during which the shares of stock may be forfeited if, for example, the Holder's employment with the Company is terminated. In order to enforce the forfeiture provisions, the 1998 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated.

         Deferred Stock. The Board or the Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 1998 Plan. The Board or the Committee shall determine the deferral period during which time the receipt of the stock is deferred. The Award may specify, for example, that the Holder must remain employed by the Company during the entire deferral period in order to be issued the stock.

         Stock Reload Options. A Stock Reload Option permits a Holder who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method) to receive back from the Company a new Option (at the current market price) for the same number of shares delivered to exercise the Option, which new Option may not be exercised until one year after it was granted and expires on the date the original Option would have expired (had it not been previously exercised). The Board or the Committee may grant Stock Reload Options in conjunction with any Option granted under the 1998 Plan. In conjunction with Incentive Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options.

         Other Stock-Based Awards. The Board or the Committee may grant performance shares and shares of stock valued with reference to the performance of the Company, either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. Subject to the terms of the 1998 Plan, the Board or the Committee has complete discretion to determine the terms and conditions applicable to any such stock-based awards. Such terms and conditions may require, among other things, continued employment and/or the attainment of specified performance objectives.

Withholding Taxes

         Upon the exercise of any Award granted under the 1998 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock of the Company. Subject to certain stringent limitations under the 1998 Plan and at the discretion of the Board, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Acceleration in Vesting

         If any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other Awards granted and outstanding under the 1998 Plan shall be accelerated and all such Options and Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Options and awards on the terms set forth in the 1998 Plan and the respective agreements respecting such Options and Awards.

Agreements

         Options, Restricted Stock, Deferred Stock, and SARs and other stock-based awards granted under the 1998 Plan will be evidenced by agreements consistent with the 1998 Plan in such form as the Board or the Committee may prescribe. Neither the 1998 Plan nor agreements thereunder confer any right to continued employment upon any Holder.

Term and Termination of the 1998 Plan

         The 1998 Plan was effective as of April 27, 1998 ("Effective Date"), subject to the approval of the 1998 Plan by the shareholders of the Company within one year after the Effective Date. Any Awards granted under the 1998 Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, the approval of the 1998 Plan by the shareholders of the Company. If the 1998 Plan is not so approved, all Awards granted thereunder shall be of no effect and any Common Stock of the Company received by a Holder shall be deemed forfeited and returned to the Company by the Holder. Unless terminated by the Board, the 1998 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 1998 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Options may only be made during the ten-year period following the Effective Date.

Amendments to the Plan

         The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the 1998 Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder of any Award theretofore granted, without his or her consent.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the 1998 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and does not purport to give specific details on every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the 1998 Plan. The information is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Options. The Holder will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an Incentive Option. Upon a disposition of the shares underlying the Option after the later of two years from the date of grant or one year after the issuance of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder. If the Common Stock of the Company acquired upon the exercise of an Incentive Option are disposed of before expiration of the necessary holding period of two years from the date of the grant of the Option and one year after the exercise of the Option, (i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and
(ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The Holder will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Holder held the shares, and the Company will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of the Option, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-qualified Options. With respect to Non-qualified Options (i) upon grant of the Option, the Holder will recognize no income; (ii) upon exercise of the Option (if the Common Stock of the Company is not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

         If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Holder will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

         Stock Appreciation Rights. Upon the grant of a SAR, the Holder recognizes no taxable income and the Company receives no deduction. The Holder recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

         Restricted Stock. A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

         A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

         On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

         Whether or not the Holder makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

         Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by the Company subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by the Company.

         Deferred Stock. A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

         Other Stock-Based Awards. The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.


                             INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the independent accounting firm of Goldstein Golub Kessler & Company, P.C. as the auditors of the Company for the year ending December 31, 1998. A representative of Goldstein Golub Kessler & Company, P.C., the auditors of the Company for the year ended December 31, 1997, is expected to be present at the Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

                           1998 SHAREHOLDER PROPOSALS

                  The Company's By-laws provide that no shareholder nomination for the Board of Directors or proposal on any other matter may be brought before the shareholders without the giving of at least 120 days prior written notice to the Secretary of the Company (based upon the day and the month of the last annual meeting). Therefore, in order for shareholder proposals for the Annual Meeting of Shareholders to be held during 1999 to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Edgewood, New York not later than February 17, 1999.

                             SOLICITATION OF PROXIES

                  The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. The Company has engaged the services of Shareholder Communications Corporation ("SCC"), an independent proxy solicitation firm, to help solicit proxies for this Meeting. SCC anticipates that approximately 20 of its employees will participate in such solicitation. The Company has agreed to pay no more than $10,000 in fees and expenses to SCC in connection therewith. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                  OTHER MATTERS

                  The Board of Directors knows of no matter which will be presented for consideration at the Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                     Theodore J. Martines, Secretary


Edgewood, New York
May 12, 1998

                                                                        ANNEX I
                               Approved by Board of Directors on April 27, 1998


                            CPI AEROSTRUCTURES, INC.

                          1998 Performance Equity Plan


Section  1.       Purpose; Definitions.

         1.1 Purpose. The purpose of the CPI Aerostructures, Inc. ("Company") 1998 Performance Equity Plan ("Plan") is to enable the Company to offer to its key employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

         1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

                  (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board, which the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

                  (e) "Common Stock" means the Common Stock of the Company, par value $.001 per share.

                  (f) "Company" means CPI Aerostructures, Inc., a corporation organized under the laws of the State of New York.

                  (g) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 9, below, at the end of a specified deferral period.

                  (h)   "Disability"   means   disability  as  determined  under
procedures established by the Committee for purposes of the Plan.

                  (i) "Effective Date" means the date set forth in Section 13.1, below.

                  (j) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause
(i) or (ii) above, such price as the Committee shall determine, in good faith.

                  (k) "Holder" means a person who has received an award under the Plan.

                  (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

                  (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (n)  "Normal   Retirement"   means   retirement   from  active
employment with the Company or any Subsidiary on or after age 65.

                  (o) "Other Stock-Based Award" means an award under Section 10, below, that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

                  (p) "Parent" means any present or future parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

                  (q) "Plan" means the CPI Aerostructures, Inc. 1998 Performance Equity Plan, as hereinafter amended from time to time.

                  (r) "Restricted Stock" means Stock, received under an award made pursuant to Section 8, below, that is subject to restrictions under said
Section 8.

                  (s) "SAR Value" means the excess of the Fair Market Value (on the exercise date) of the number of shares for which the Stock Appreciation Right is exercised over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option and purchase the relevant shares.

                  (t) "Stock" means the Common Stock of the Company, par value $.001 per share.

                  (u) "Stock Appreciation Right" means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the exercise price of the Stock Option.

                  (v) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

                  (w)  "Stock  Reload  Option"  means any option  granted  under
Section 6.3, below, as a result of the payment of the exercise price of a Stock Option and/or the withholding tax related thereto in the form of Stock owned by the Holder or the withholding of Stock by the Company.

                  (x) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

Section  2.       Administration.

         2.1 Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible, shall be "non-employee" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         2.2 Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

                  (a) to select the officers, key employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

                  (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share price or other consideration, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

                  (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

                  (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

                  (e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Stock;

                  (f) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder; and

                  (g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

         2.3      Interpretation of Plan.

                  (a) Committee Authority. Subject to Section 12, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 12, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

                  (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section  3.       Stock Subject to Plan.

         3.1 Number of Shares. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 1,000,000 shares. Shares of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock

Option, or if any shares of Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

         3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any change in the shares of Common Stock of the Company occurring as the result of a stock split, reverse stock split, stock dividend payable in shares of Common Stock, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of an Award, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any Award or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section  4.       Eligibility.

                  Awards may be made or granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

Section  5.       Required Six-Month Holding Period.

         A period of not less than six months must elapse from the date of grant of an award under the Plan, (i) before any disposition by a Holder of a derivative security (as defined in Rule 16a-1 promulgated under the Exchange
Act) issued under this Plan or (ii) before any disposition by a Holder of any Stock purchased or granted pursuant to an award under this Plan.

Section  6.       Stock Options.

         6.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option. An Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee ("10% Shareholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         6.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

                  (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value of the Stock as defined above; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder shall not be less than 110% of the Fair Market Value of the Stock.

                  (b) Option Term. Subject to the limitations in Section 6.1, above, the term of each Stock Option shall be fixed by the Committee.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 11, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

                  (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in shares of Stock (including Restricted Stock and other contingent awards under this Plan) or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provisions of Section 9 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

                  (e) Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder.

                  (f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Other Termination. Subject to the provisions of Section 14.3, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option which has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

                  (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options become exercisable by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

                  (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

                  (k) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder.

         6.3 Stock Reload Option. The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Nonqualified Stock Option) a Stock Reload Option up to the amount of shares of Stock held by the Holder for at least six months and used to pay all or part of the exercise price of an Option and, if any, withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Reload Option is related.

Section  7.       Stock Appreciation Rights.

         7.1 Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been, or are being granted, Options under the Plan as a means of allowing such participants to exercise their Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

         7.2 Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

                  (a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code, with respect to related Incentive Stock Options.

                  (b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

                  (c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of Option Shares equal to the SAR Value divided by the exercise price of the Option.

                  (d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section  8.       Restricted Stock.

         8.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

         8.2 Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

                  (a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

                  (b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

                  (c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 11, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 11, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section  9.       Deferred Stock.

         9.1 Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

         9.2 Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

                  (a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 9.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

                  (b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Shareholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Stock. The shares of Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Stock to the Holder.
                                        7

                  (c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 11, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

                  (d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section  10.      Other Stock-Based Awards.

         10.1 Grant and Exercise. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.

         10.2 Eligibility for Other Stock-Based Awards. The Committee shall determine the eligible persons to whom and the time or times at which grants of such other stock-based awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards.

         10.3 Terms and Conditions. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee and to Section 11, below.

Section  11.      Accelerated Vesting and Exercisability.

         If any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other Awards granted and outstanding under the Plan shall be accelerated and all such Options and Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Options and awards on the terms set forth in this Plan and the respective agreements respecting such Options and Awards.

Section  12.      Amendment and Termination.

         The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent.

Section  13.      Term of Plan.

         13.1 Effective Date. The Plan shall be effective as of April 27, 1998 ("Effective Date"), subject to the approval of the Plan by the Company's shareholders within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's shareholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

         13.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten year period following the Effective Date.

Section  14.      General Provisions.

         14.1 Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

         14.2 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

         14.3     Employees.

                  (a) Engaging in Competition With the Company. In the event a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within eighteen months after the date thereof such Holder accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

                  (b) Termination for Cause. The Committee may, in the event a Holder's employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

                  (c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

         14.4 Investment Representations. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

         14.5 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

         14.6 Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

         14.7 Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

         14.8 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

         14.9 Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

         14.10 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Stock may be listed.

         14.11 Conflicts. If any of the terms or provisions of the Plan or an Agreement (with respect to Incentive Stock Options) conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said
Section 422 of the Code. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provision of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

         14.12 Non-Registered Stock. The shares of Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Stock on a national securities exchange.

FRONT OF CARD:




     CPI AEROSTRUCTURES, INC. - PROXY - Solicited By The Board Of Directors for Annual Meeting of Shareholders To Be Held on June 16, 1998

          The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York P corporation ("Company"), hereby appoints Arthur August and Theodore J.
     Martines, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting to be held on June 16, 1998 and at all adjournments thereof. This
R proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals:
O
     1. To approve an amendment to the Company's Certificate of Incorporation ("Charter") to create a staggered Board of Directors:
X        FOR  |_|                  AGAINST  |_|               ABSTAIN  |_|

Y    2. Election  of  the following  Directors:  Arthur  August; Theodore J.
        Martines; Walter Paulick; and Kenneth McSweeney

         FOR  all   nominees   listed   |_|   WITHHOLD AUTHORITY |_| to vote for
                                              the nominees listed below.

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

     --------------------------------------------------------------------------

     3. To approve an amendment to the Company's Charter to increase the authorized number of shares of Common Stock to 50,000,000 shares:
         FOR  |_|         AGAINST  |_|               ABSTAIN  |_|




        BACK OF CARD:

     4. To approve an amendment to the Company's Charter to authorize 5,000,000 shares of preferred stock:
          FOR |_|         AGAINST |_|                ABSTAIN |_|

     5. To approve an amendment to the Company's Charter to prohibit the taking of action by shareholders by written consent of less than all of the holders:
         FOR |_|          AGAINST |_|                ABSTAIN |_|

     6. To approve the adoption of the Company's 1998  Performance  Equity Plan:
         FOR |_|          AGAINST |_|                ABSTAIN |_|

     7. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

                                    Date ________________________________, 1998

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature if held jointly


                    Please sign exactly as name appears to the left. When shares held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, give full title. If a corporation or partnership, please sign corporate or partnership name by authorized person.